LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is dated as of December 24, 2013 by and among Lone Oak Acquisition Corporation, a Cayman Islands company (the “Company”), and each of the persons or entities set forth on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the parties hereto entered into an Agreement and Plan of Merger and Reorganization, dated as of October 23, 2013, by and among the Company, Arabella Exploration Corp., a Delaware corporation, Arabella Exploration, Limited Liability Company, a Texas limited liability company, and the Investors (the “Merger Agreement”); and

WHEREAS, in order to induce the Company to enter into the Merger Agreement, each Investor has agreed not to sell any of the Company’s ordinary shares, par value $0.001 per share (the “Ordinary Shares”) that represent Closing Payment Shares or Earnout Payment Shares issued pursuant to the Merger Agreement (collectively, the “Lock-Up Shares”), except in accordance with the terms and conditions set forth herein. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.          Restriction on Transfer; Term. Each Investor hereby agrees not to offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “Transfer”) a number of Lock-Up Shares in excess of 33% of such Investor’s original number of Closing Payment Shares or Earnout Payment Shares within any consecutive 365-day period following the Closing Date; provided that such lock-up shall expire and be of no further force or effect three years following the Closing Date (the “Lock-Up Period”). Notwithstanding the foregoing, each Investor shall be permitted to engage in a Transfer in a private sale of any or all of the Lock-Up Shares, provided that such transferee agrees in writing to be bound by and subject to the terms of this Agreement.

2.          Ownership. During the Lock-Up Period, each Investor shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof.

3.          Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Ordinary Shares if, in the reasonable judgment of the Company (of which it shall promptly notify the proposed transferor of Ordinary Shares) such transfer would constitute a violation or breach of this Agreement.

4.          Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; if by fax or e-mail, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

To Company, at:

Lone Oak Acquisition Corporation

Room 1708 Dominion Centre

43-59 Queen’s Road East

Wanchai, Hong Kong

Attention: Berke Bakay

Email: berkebakay@bbscapitalmanagement.com

with a copy to (not constituting notice):

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Facsimile: (212) 407-4990

Attention: Mitchell S. Nussbaum, Esq.

   Giovanni Caruso, Esq.

To Investors at:

c/o Arabella Exploration, Limited Liability Company

500 W. Texas Avenue, Suite 1450

Midland, Texas 79701

Attention: Jason Hoisager

Email: Jason@arabellapetroleum.com

with a copy to (which shall not constitute notice):

Strasburger & Price, LLP

901 Main Street, Ste. 4400

Dallas, TX 75202

Attention: Jules Brenner

Telecopy: 214-659-4148

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To any other Person who is then the registered Holder at the address of such Holder as it appears in the stock transfer books of the Company

5.          Amendment. This Agreement may not be modified, changed, supplemented, amended or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the Company and the Representative.

6.          Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

7.          Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

8.          Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9.          Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

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10.          Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by the Affiliate hereto without the prior written consent of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.          Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12.          Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

LONE OAK ACQUISITION CORPORATION

By:
Name: Berke Bakay
Title: Chairman

INVESTORS

Jason Hoisager

Chad Elliott

Bill Elliott

Richard Masterson

Greg McCabe

TRAVIS STREET ENERGY, LLC

By:
Name:
Title:

REPRESENTATIVE:

Jason Hoisager, as Representative

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